                                                           Exhibit No. EX-99.a.1

                           SECOND AMENDED AND RESTATED

                       AGREEMENT AND DECLARATION OF TRUST
                                       of
                             RevenueShares ETF Trust
                           a Delaware Statutory Trust

   (Original Agreement and Declaration of Trust was adopted December 11, 2006;
             Amended and Restated Agreement and Declaration of Trust
      was adopted June 21, 2007; and Second Amended and Restated Agreement
            and Declaration of Trust was adopted October 12, 2007.)

                                TABLE OF CONTENTS

ARTICLE VI  NET ASSET VALUE; DISTRIBUTIONS;
            REDEMPTIONS; TRANSFERS...........................................22

   Section 1.  Determination of Net Asset Value, Net Income and Distributions22

ARTICLE VII LIMITATION OF LIABILITY AND

         SECOND AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

                                       OF

                             RevenueShares ETF Trust

     AGREEMENT  AND  DECLARATION  OF TRUST made as of this 12th day of  October,
2007,  by the Trustees  hereunder,  and by the holders of Shares to be issued by
RevenueShares ETF Trust (the "Trust") hereunder, and (i) incorporates herein and makes a part of this Second  Amended and Restated  Agreement and  Declaration of
Trust the resolutions of the Board of Trustees of the Trust adopted prior to the date set forth above,  pursuant to the provisions of the original  Agreement and
Declaration of Trust dated December 11, 2006, as amended or restated on June 21,
2007, (the "Original  Declaration of Trust"),  regarding the  establishment  and designation  of  Series  and/or  Classes  of the  Shares of the  Trust,  and any
amendments or modifications to such resolutions adopted through the date hereof, as of the date of the  adoption  of each such  resolution,  and (ii)  amends and restates the Original Declaration of Trust pursuant to Article IX, Section 1, of such Original Declaration of Trust, as hereinafter provided..

                                   WITNESSETH:

     WHEREAS  this Trust has been formed to carry on the business of an open-end management investment company as defined in the 1940 Act; and

     WHEREAS  this Trust is  authorized  to divide  its Shares  into two or more
Classes,  to issue its Shares in separate Series, to divide Shares of any Series into two or more  Classes and to issue  Classes of the Trust or the  Series,  if any, all in accordance with the provisions hereinafter set forth; and

     WHEREAS the Trustees  have agreed to manage all property  coming into their hands  as  trustees  of a  Delaware  statutory  trust  in  accordance  with  the provisions  of the Delaware  Statutory  Trust Act, as amended from time to time, and the provisions hereinafter set forth;

     NOW, THEREFORE, the Trustees hereby declare that:

     (i) the  Original  Declaration  of Trust is  amended  and  restated  in its entirety in the manner hereinafter set forth;

     (ii) the Trustees will hold all cash, securities and other assets that they may from time to time  acquire in any manner as Trustees  hereunder IN TRUST and will manage and dispose of the same upon the following  terms and conditions for the  benefit of the holders  from time to time of Shares  created  hereunder  as hereinafter set forth; and

     (iii)  this  Declaration  of Trust  and the  By-Laws  shall be  binding  in accordance  with  their  terms on every  Trustee,  by virtue of having  become a
Trustee of the Trust,  and on every  Shareholder,  by virtue of having  become a
Shareholder of the Trust,  pursuant to the terms of the Original  Declaration of
Trust and/or this Declaration of Trust and the By-Laws.

                                   ARTICLE I

                  NAME; OFFICES; REGISTERED AGENT; DEFINITIONS

     Section 1. Name. This Trust shall be known as "RevenueShares ETF Trust" and the Board of Trustees  shall  conduct the business of the Trust under that name, or any other name as it may from time to time designate.

     Section  2.  Offices  of the  Trust.  The Board  may at any time  establish offices  of the  Trust at any place or places  where  the  Trust  intends  to do business.

     Section  3.  Registered  Agent  and  Registered  Office.  The  name  of the registered  agent of the Trust and the address of the  registered  office of the
Trust are as set forth in the Trust's Certificate of Trust.

     Section 4. Definitions.  Whenever used herein, unless otherwise required by the context or specifically provided:

(a)  "1940 Act" shall mean the Investment  Company Act of 1940 and the rules and regulations thereunder, all as adopted or amended from time to time;

(b)  "Affiliate" shall have the same meaning as "affiliated person" as such term is defined in the 1940 Act when used with reference to a specified  Person, as defined below;

(c)  "Board of Trustees"  shall mean the  governing  body of the Trust,  that is comprised  of the number of  Trustees  of the Trust fixed from time to time pursuant  to  Article  IV  hereof,  having  the powers and duties set forth herein;

(d)  "By-Laws" shall mean By-Laws of the Trust, as amended or restated from time to time in accordance  with Article VIII therein.  Such By-Laws may contain any provision not  inconsistent  with applicable law or this Declaration of
     Trust, relating to the governance of the Trust;

(e)  "Certificate  of Trust"  shall mean the  certificate  of trust of the Trust filed on December 15, 2006 with the office of the Secretary of State of the
     State of Delaware as required  under the Delaware  Statutory  Trust Act, as such  certificate  has been or shall be  amended or  restated  from time to time;

(f)  "Class"  shall mean each class of Shares of the Trust or of a Series of the
     Trust   established  and  designated  under  and  in  accordance  with  the provisions  of Article III hereof or the  corresponding  provisions  of the
     Original Declaration of Trust;

(g)  "Code"  shall  mean the  Internal  Revenue  Code of 1986 and the  rules and regulations thereunder, all as adopted or amended from time to time;

(h)  "Commission" shall have the meaning given that term in the 1940 Act;

(i)  "Creation Unit" has the meaning set forth in Article III, Section 3;

(j)  "DSTA" shall mean the Delaware Statutory Trust Act (12 Del.  C.ss.3801,  et
     seq.), as amended from time to time;

(k)  "Declaration  of Trust" shall mean this Amended and Restated  Agreement and
     Declaration of Trust, including resolutions of the Board of Trustees of the
     Trust that have been adopted  prior to the date of this  document,  or that may be adopted  hereafter,  regarding the  establishment and designation of
     Series  and/or  Classes  of  Shares of the  Trust,  and any  amendments  or modifications to such  resolutions,  as of the date of the adoption of each such resolution;

(l)  "General  Liabilities"  shall have the  meaning  given it in  Article  III,
     Section 6(b) of this Declaration of Trust;

(m)  "Interested Person" shall have the meaning given that term in the 1940 Act;

(n)  "Investment  Adviser" or "Adviser"  shall mean a Person,  as defined below, furnishing  services to the Trust  pursuant to any  investment  advisory or investment  management  contract  described  in Article  IV,  Section  6(a)
     hereof;

(o)  "National  Financial  Emergency"  shall  mean the  whole or any part of any period during (i) which an emergency  exists as a result of which  disposal by the  Trust of  securities  or  other  assets  owned by the  Trust is not reasonably practicable; (ii) which it is not reasonably practicable for the
     Trust fairly to determine the net asset value of its assets;  or (iii) such other period as the  Commission  may by order permit for the  protection of investors;

(p)  "Person" shall mean a natural  person,  partnership,  limited  partnership,
     limited  liability  company,  trust,  estate,   association,   corporation,
     organization,  custodian,  nominee or any other individual or entity in its own or any  representative  capacity,  in each case,  whether  domestic  or foreign, and a statutory trust or a foreign statutory or business trust;

(q)  "Principal  Underwriter" shall have the meaning given that term in the 1940
     Act;

(r)  "Series" shall mean each Series of Shares  established and designated under and in  accordance  with the  provisions  of  Article  III  hereof,  or the corresponding provisions of the Original Declaration of Trust;

(s)  "Shares"  shall mean the  transferable  shares of beneficial  interest into which the  beneficial  interest  in the Trust have been or shall be divided from time to time, and shall include fractional and whole Shares;

(t)  "Shareholder" shall mean a record owner of Shares pursuant to the By-Laws;

(u)  "Trust" shall mean  RevenueShares  ETF Trust, the Delaware  statutory trust formed  pursuant to the Original  Declaration of Trust and by filing of the
     Certificate of Trust with the office of the Secretary of State of the State of Delaware;

(v)  "Trust  Property"  shall  mean  any and  all  property,  real or  personal, tangible or intangible, which is owned or held by or for the account of the
     Trust, or one or more of any Series thereof, including, without limitation, the rights referenced in Article X, Section 5 hereof; and

(w)  "Trustee" or "Trustees"  shall mean each Person who signs this  Declaration of Trust as a trustee and all other  Persons who may, from time to time, be duly elected or  appointed,  qualified and serving on the Board of Trustees in accordance with the provisions  hereof and the By-Laws,  so long as such signatory or other Person  continues in office in accordance with the terms hereof and the By-Laws. Reference herein to a Trustee or the Trustees shall refer to such Person or Persons in such Person's or Persons'  capacity as a trustee or trustees hereunder and under the By-Laws.

                                   ARTICLE II

                                PURPOSE OF TRUST

     The purpose of the Trust is to conduct,  operate and carry on the  business of a registered  management  investment  company  registered under the 1940 Act, directly, or if one or more Series is established hereunder, through one or more
Series,  investing  primarily in securities,  and to exercise all of the powers, rights and privileges  granted to, or conferred  upon, a statutory  trust formed under the DSTA, including, without limitation, the following powers:

(a)  To hold,  invest and reinvest its funds,  and in connection  therewith,  to make any changes in the investment of the assets of the Trust, to hold part or all of its funds in cash,  to hold cash  uninvested,  to subscribe  for, invest in, reinvest in, purchase or otherwise  acquire,  own, hold, pledge, sell, assign, mortgage, transfer,  exchange,  distribute, write options on, lend  or  otherwise  deal  in  or  dispose  of  contracts  for  the  future acquisition or delivery of fixed income or other securities, and securities or property of every nature and kind,  including,  without limitation,  all types of bonds,  debentures,  stocks, shares, units of beneficial interest, preferred stocks,  negotiable or non-negotiable  instruments,  obligations, evidences  of  indebtedness,  money  market  instruments,  certificates  of
     deposit  or  indebtedness,   bills,  notes,  mortgages,  commercial  paper,
     repurchase or reverse repurchase agreements, bankers' acceptances,  finance paper, and any options, certificates, receipts, warrants, futures contracts or other instruments representing rights to receive,  purchase or subscribe for the same, or evidencing or  representing  any other rights or interests therein or in any property or assets,  and other securities of any kind, as the foregoing are issued, created,  guaranteed, or sponsored by any and all
     Persons,   including,   without  limitation,   states,   territories,   and
     possessions  of the United  States and the  District  of  Columbia  and any
     political  subdivision,  agency, or  instrumentality  thereof,  any foreign government  or any  political  subdivision  of the U.S.  Government  or any foreign government, or any international instrumentality, or by any bank or savings institution,  or by any corporation or organization organized under the laws of the United  States or of any state,  territory,  or  possession thereof, or by any corporation or organization  organized under any foreign law, or in "when issued" contracts for any such securities;

(b)  To exercise any and all rights,  powers and privileges with reference to or incident  to  ownership  or  interest,  use  and  enjoyment  of any of such securities and other instruments or property of every kind and description, including,  but without limitation,  the right, power and privilege to own, vote, hold, purchase,  sell, negotiate,  assign,  exchange, lend, transfer, mortgage,  hypothecate,  lease,  pledge or write options with respect to or otherwise deal with, dispose of, use, exercise or enjoy any rights,  title, interest,  powers  or  privileges  under or with  reference  to any of such securities  and other  instruments  or  property,  the right to consent and otherwise  act with respect  thereto,  with power to designate  one or more
     Persons, to exercise any of said rights,  powers, and privileges in respect of any of said  instruments,  and to do any and all acts and things for the preservation,  protection,  improvement  and enhancement in value of any of such securities and other instruments or property;

(c)  To sell,  exchange,  lend, pledge,  mortgage,  hypothecate,  lease or write options with respect to or otherwise deal in any property  rights  relating to any or all of the  assets of the  Trust or any  Series,  subject  to any requirements of the 1940 Act;

(d)  To vote or give assent,  or exercise any rights of ownership,  with respect to stock or other  securities  or  property;  and to  execute  and  deliver proxies or powers of  attorney  to such  Person or Persons as the  Trustees shall  deem  proper,  granting  to such  Person or  Persons  such power and discretion  with relation to  securities or property as the Trustees  shall deem proper;

(e)  To exercise  powers and right of  subscription  or  otherwise  which in any manner arise out of ownership of securities and/or other property;

(f)  To hold any security or property in a form not indicating  that it is trust property,  whether in bearer,  unregistered or other negotiable form, or in its own name or in the name of a custodian or  subcustodian or a nominee or nominees or otherwise or to authorize the custodian or a subcustodian  or a nominee or nominees to deposit the same in a securities depository, subject in each case to  proper  safeguards  according  to the  usual  practice  of investment companies or any rules or regulations applicable thereto;

(g)  To  consent  to,  or  participate  in,  any  plan  for the  reorganization, consolidation  or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of  property  by such  corporation  or issuer;  and to pay calls or subscriptions with respect to any security held in the Trust;

(h)  To join  with  other  security  holders  in  acting  through  a  committee, depositary,  voting trustee or otherwise, and in that connection to deposit any  security  with,  or  transfer  any  security  to, any such  committee, depositary  or trustee,  and to  delegate to them such power and  authority with relation to any security  (whether or not so deposited or transferred)
     as the Trustees  shall deem proper,  and to agree to pay, and to pay,  such portion of the expenses and  compensation of such committee,  depositary or trustee as the Trustees shall deem proper;

(i)  To compromise,  arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

(j)  To enter into joint ventures, general or limited partnerships and any other combinations or associations;

(k)  To endorse or guarantee  the payment of any notes or other  obligations  of any Person;  to make  contracts  of guaranty or  suretyship,  or  otherwise assume liability for payment thereof;

(l)  To purchase and pay for entirely out of Trust  Property  such  insurance as the Board of Trustees may deem necessary or appropriate  for the conduct of the business,  including,  without limitation,  insurance policies insuring the assets of the Trust or payment of  distributions  and  principal on its portfolio  investments,  and insurance  policies insuring the Shareholders,
     Trustees,  officers,  employees,  agents,  Investment  Advisers,  Principal
     Underwriters, or independent contractors of the Trust, individually against all claims and  liabilities  of every  nature  arising by reason of holding
     Shares,  holding,  being or having held any such office or position,  or by reason of any  action  alleged  to have been  taken or  omitted by any such
     Person as Trustee, officer,  employee, agent, Investment Adviser, Principal
     Underwriter,  or independent contractor, to the fullest extent permitted by this Declaration of Trust, the By-Laws and by applicable law;

(m)  To adopt,  establish  and carry out pension,  profit-sharing,  share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans,  trusts and  provisions,  including the purchasing of life insurance and annuity  contracts as a means of providing  such  retirement  and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

(n)  To purchase or otherwise  acquire,  own, hold, sell,  negotiate,  exchange, assign, transfer, mortgage, pledge or otherwise deal with, dispose of, use, exercise or enjoy, property of all kinds;

(o)  To buy, sell, mortgage,  encumber,  hold, own, exchange,  rent or otherwise acquire and dispose of, and to develop,  improve,  manage,  subdivide,  and generally to deal and trade in real property,  improved and unimproved, and wheresoever situated;  and to build, erect,  construct,  alter and maintain buildings, structures, and other improvements on real property;

(p)  To borrow or raise  moneys for any of the  purposes  of the  Trust,  and to mortgage or pledge the whole or any part of the property and  franchises of
     the  Trust,  real,  personal,  and  mixed,  tangible  or  intangible,   and
     wheresoever situated;

(q)  To enter into,  make and perform  contracts and  undertakings of every kind for any lawful purpose, without limit as to amount;

(r)  To issue, purchase, sell and transfer,  reacquire,  hold, trade and deal in stocks,  Shares,  bonds,  debentures and other  securities,  instruments or other property of the Trust, from time to time, to such extent as the Board of Trustees shall,  consistent  with the provisions of this  Declaration of
     Trust,  determine;  and to re-acquire  and redeem,  from time to time,  its
     Shares or, if any, its bonds, debentures and other securities;

(s)  To engage in and to prosecute,  defend, compromise,  abandon, or adjust, by arbitration,  or  otherwise,  any actions,  suits,  proceedings,  disputes, claims,  and demands  relating  to the Trust,  and out of the assets of the
     Trust to pay or to  satisfy  any  debts,  claims or  expenses  incurred  in connection therewith,  including those of litigation,  and such power shall include  without  limitation  the power of the Trustees or any  appropriate committee  thereof,  in the  exercise  of their or its good faith  business judgment,  to dismiss any action,  suit,  proceeding,  dispute,  claim,  or demand,  derivative  or  otherwise,  brought  by any  Person,  including  a
     Shareholder in the Shareholder's own name or the name of the Trust, whether or not the Trust or any of the Trustees may be named  individually  therein or the subject  matter arises by reason of business for or on behalf of the
     Trust;

(t)  To exercise and enjoy,  in Delaware and in any other  states,  territories, districts and United States  dependencies and in foreign countries,  all of the foregoing  powers,  rights and  privileges,  and the enumeration of the foregoing  powers  shall not be deemed to  exclude  any  powers,  rights or privileges so granted or conferred; and

(u)  In general, to carry on any other business in connection with or incidental to its trust purposes, to do everything  necessary,  suitable or proper for the  accomplishment of such purposes or for the attainment of any object or the  furtherance of any power  hereinbefore  set forth,  either alone or in association  with others,  and to do every other act or thing incidental or appurtenant  to, or growing  out of, or  connected  with,  its  business or purposes, objects or powers.

     The Trust shall not be limited to investing in obligations  maturing before the possible dissolution of the Trust or one or more of its Series.  Neither the
Trust nor the Board of  Trustees  shall be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

     The  foregoing  clauses  shall each be construed  as purposes,  objects and powers,  and it is hereby expressly  provided that the foregoing  enumeration of specific purposes,  objects and powers shall not be held to limit or restrict in any manner the powers of the Trust,  and that they are in furtherance of, and in addition to, and not in limitation  of, the general  powers  conferred  upon the
Trust by the DSTA and the other laws of the State of Delaware or otherwise;  nor shall the enumeration of one thing be deemed to exclude another,  although it be of like nature, not expressed.

                                  ARTICILE III

                                     SHARES

     Section 1. Division of Beneficial Interest.

(a)  The  beneficial  interest in the Trust shall be divided into  Shares,  each
     Share with no par value. The number of Shares in the Trust authorized under the Original  Declaration  of Trust and authorized  hereunder,  and of each
     Series and Class as may be established from time to time, is unlimited. The
     Board of Trustees  may  authorize  the  division  of Shares  into  separate
     Classes of Shares and into  separate and distinct  Series of Shares and the division of any Series into separate  Classes of Shares in accordance  with the 1940 Act. As of the effective date of this  Declaration  of Trust,  any new Series and Classes  shall be  established  and  designated  pursuant to
     Article III,  Section 6 hereof.  If no separate Series or Classes of Series shall be established,  the Shares shall have the rights,  powers and duties provided  for  herein and in  Article  III,  Section 6 hereof to the extent relevant and not  otherwise  provided  for herein,  and all  references  to
     Series and Classes shall be construed (as the context may require) to refer to the Trust.

     (i)  The fact  that  the  Trust  shall  have  one or more  established  and designated  Classes of the Trust, shall not limit the authority of the
          Board of Trustees to establish and designate additional Classes of the
          Trust.  The fact  that one or more  Classes  of the Trust  shall  have
          initially  been  established  and  designated   without  any  specific
          establishment or designation of a Series (i.e., that all Shares of the
          Trust are initially Shares of one or more Classes) shall not limit the authority of the Board of Trustees to later  establish and designate a
          Series and  establish  and designate the Class or Classes of the Trust as Class or Classes, respectively, of such Series.

     (ii) The fact that a Series  shall  have  initially  been  established  and designated  without  any  specific  establishment  or  designation  of
          Classes  (i.e.,  that all  Shares of such  Series are  initially  of a single  Class) shall not limit the  authority of the Board of Trustees to establish and designate  separate Classes of said Series.  The fact that a Series  shall  have more than one  established  and  designated
          Class,  shall not  limit the  authority  of the Board of  Trustees  to establish and designate additional Classes of said Series.

(b)  The  Board of  Trustees  shall  have the  power  to issue  authorized,  but unissued  Shares of  beneficial  interest  of the Trust,  or any Series and
     Class  thereof,  from time to time for such  consideration  paid  wholly or partly in cash,  securities or other  property,  as may be determined  from time to time by the  Board of  Trustees,  subject  to any  requirements  or limitations of the 1940 Act. The Board of Trustees, on behalf of the Trust, may acquire and hold as treasury shares, reissue for such consideration and on such terms as it may determine,  or cancel,  at its discretion from time to time,  any Shares  reacquired  by the Trust.  The Board of Trustees  may classify or reclassify  any unissued  Shares of beneficial  interest or any
     Shares of beneficial  interest of the Trust or any Series or Class thereof, that were previously issued and are reacquired,  into one or more Series or
     Classes  that  may  be  established  and  designated  from  time  to  time.
     Notwithstanding  the  foregoing,  the  Trust  and any  Series  thereof  may acquire,  hold,  sell and otherwise  deal in, for purposes of investment or otherwise,  the  Shares of any  other  Series of the Trust or Shares of the
     Trust, and such Shares shall not be deemed treasury shares or cancelled.

(c)  Subject to the  provisions  of Section 6 of this  Article  III,  each Share shall  entitle the holder to voting rights as provided in Article V hereof.
     Shareholders  shall have no  preemptive or other right to subscribe for new or additional authorized, but unissued Shares or other securities issued by the Trust or any Series  thereof.  The Board of  Trustees  may from time to time  divide or combine  the Shares of the Trust or any  particular  Series thereof  into a  greater  or  lesser  number of Shares of the Trust or that
     Series,  respectively.  Such division or  combination  shall not materially change the proportionate  beneficial  interests of the holders of Shares of the Trust or that Series,  as the case may be, in the Trust Property at the time of such division or combination that is held with respect to the Trust or that Series, as the case may be.

(d)  Any Trustee,  officer or other agent of the Trust,  and any organization in which any such Person has an economic or other interest,  may acquire, own, hold and  dispose  of Shares  of  beneficial  interest  in the Trust or any
     Series and Class thereof,  whether such Shares are authorized but unissued, or already  outstanding,  to the same  extent as if such  Person were not a
     Trustee,  officer or other agent of the Trust;  and the Trust or any Series may issue and sell and may purchase such Shares from any such Person or any such  organization,  subject  to the  limitations,  restrictions  or  other provisions applicable to the sale or purchase of such Shares herein and the
     1940 Act.

     Section 2.  Ownership of Shares.  The ownership of Shares shall be recorded on the books of the Trust  kept by the Trust or by a transfer  or similar  agent for the Trust, which books shall be maintained  separately for the Shares of the
Trust and each  Series  and each Class  thereof  that has been  established  and designated.  No certificates  certifying the ownership of Shares shall be issued except as the Board of Trustees may otherwise  determine  from time to time. The
Board of Trustees may make such rules not  inconsistent  with the  provisions of the 1940 Act as it considers appropriate for the issuance of Share certificates, the transfer of Shares of the Trust and each Series and Class  thereof,  if any, and similar  matters.  The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the  Shareholders  of the Trust and each Series and Class  thereof and as to the number of Shares of the Trust and each Series and Class  thereof  held from time to time by each such Shareholder.

     Section 3. Sale of Shares.  Subject to the 1940 Act and applicable law, the
Trust may sell its authorized but unissued Shares of beneficial interest to such
Persons,  at such times, on such terms, and for such  consideration as the Board of Trustees may from time to time  authorize.  The Shares of any Series,  if the
Trustees so determine,  shall be issued only in  aggregations  of such number of those  shares  (each,  a  "Creation  Unit")  and on such  days  as the  Trustees determine  or as  determined  pursuant to  procedures  or methods  the  Trustees prescribe  or  approve  from  time to time  with  respect  to  such  Series.  In connection  with the issuance of such  Creation  Units,  the Trustees may change such  transaction  fees or other fees as they determine in their sole discretion and without  shareholder  approval.  A Series will not issue fractional Creation
Units.  The Trustees  shall have the  unrestricted  power to alter the number of shares  constituting a Creation Unit by resolution adopted by them, at any time.
Each sale shall be credited to the individual purchaser's account in the form of full (and,  unless the  shareholder is purchasing a Creation  Unit,  fractional)
Shares of the Trust or such Series thereof (and Class  thereof,  if any), as the purchaser may select, at the net asset value per Share, subject to Section 22 of the 1940 Act,  and the  rules  and  regulations  adopted  thereunder;  provided, however,  that the Board of  Trustees  may, in its sole  discretion,  permit the
Principal  Underwriter  to  impose a sales  charge  upon any  such  sale.  Every
Shareholder  by virtue of having  become a  Shareholder  shall be deemed to have expressly  assented and agreed to the terms of this  Declaration of Trust and to have become bound as a party hereto.

     Section 4. Status of Shares and  Limitation of Personal  Liability.  Shares
shall be deemed to be personal  property giving to Shareholders  only the rights provided in this  Declaration of Trust,  the By-Laws,  and under applicable law.
Ownership of Shares shall not entitle the  Shareholder to any title in or to the whole or any part of the  Trust  Property  or right to call for a  partition  or division of the same or for an  accounting,  nor shall the  ownership  of Shares constitute  the  Shareholders  as partners.  Subject to Article VIII,  Section 1 hereof,  the death,  incapacity,  dissolution,  termination,  or bankruptcy of a
Shareholder  during the existence of the Trust and any Series  thereof shall not operate to dissolve the Trust or any such Series, nor entitle the representative of any deceased, incapacitated, dissolved, terminated or bankrupt Shareholder to an accounting or to take any action in court or elsewhere against the Trust, the
Trustees or any such Series, but entitles such representative only to the rights of said deceased,  incapacitated,  dissolved, terminated or bankrupt Shareholder under this  Declaration  of Trust.  Neither the Trust nor the Trustees,  nor any
officer, employee or agent of the Trust, shall have any power to bind personally any Shareholder,  nor, except as specifically  provided herein, to call upon any
Shareholder  for  the  payment  of any  sum of  money  other  than  such  as the
Shareholder may at any time personally agree to pay. Each Share,  when issued on the  terms  determined  by the  Board  of  Trustees,  shall  be  fully  paid and nonassessable.  As provided in the DSTA,  Shareholders  shall be entitled to the same  limitation  of personal  liability as that extended to  stockholders  of a private  corporation  organized for profit under the General  Corporation Law of the State of Delaware.

     Section 5. Power of Board of  Trustees  to Make Tax  Status  Election.  The
Board of  Trustees  shall  have  the  power,  in its  discretion,  to make  such elections  as to the tax status of the Trust and any Series as may be  permitted or required under the Code, without the vote of any Shareholder.

     Section  6.  Establishment  and  Designation  of Series  and  Classes.  The
establishment and designation of any Series or Class shall be effective, without the  requirement of Shareholder  approval,  upon the adoption of a resolution by not less than a majority of the then Board of Trustees,  which  resolution shall set forth such  establishment  and  designation  and may provide,  to the extent permitted  by the DSTA,  for  rights,  powers and duties of such Series or Class
(including  variations  in the relative  rights and  preferences  as between the different  Series and  Classes)  otherwise  than as provided  herein.  Each such resolution  shall be  incorporated  herein by reference upon  adoption,  and the resolutions  that  have  been  adopted  prior to June  21,  2007  regarding  the establishment  and  designation  of Series and/or Classes of Shares of the Trust pursuant to the applicable  provisions of the Original Declaration of Trust, and any amendments or modifications to such resolutions through the date hereof, are hereby incorporated herein as of the date of their adoption. Any such resolution may be amended by a further  resolution  of a majority of the Board of Trustees, and if  Shareholder  approval would be required to make such an amendment to the language set forth in this Declaration of Trust,  such further  resolution shall require  the same  Shareholder  approval  that would be  necessary  to make such amendment  to the  language set forth in this  Declaration  of Trust.  Each such further resolution shall be incorporated herein by reference upon adoption.

     Each Series shall be separate and distinct from any other Series,  separate and  distinct  records on the books of the Trust  shall be  maintained  for each
Series,  and the assets and  liabilities  belonging  to any such Series shall be held and accounted for separately  from the assets and  liabilities of the Trust or any other Series. Each Class of the Trust shall be separate and distinct from any other  Class of the Trust.  Each  Class of a Series  shall be  separate  and distinct  from  any  other  Class of the  Series.  As  appropriate,  in a manner determined by the Board of Trustees, the liabilities belonging to any such Class shall be held and accounted for  separately  from the  liabilities of the Trust, the Series or any other Class and separate and distinct  records on the books of the Trust for the Class shall be maintained for this purpose. Subject to Article
II hereof,  each such Series shall operate as a separate and distinct investment medium, with separately defined investment objectives and policies.

     Shares  of  each  Series  (and  Class  where  applicable)  established  and designated  pursuant to this Section 6, or the  corresponding  provisions of the
Original  Declaration  of Trust  shall  have the  following  rights,  powers and duties,  unless  otherwise  provided to the extent permitted by the DSTA, in the resolution establishing and designating such Series or Class:

(a)  Assets Held with Respect to a Particular Series. All consideration received by the  Trust  for the  issue or sale of  Shares  of a  particular  Series, together  with all  assets  in which  such  consideration  is  invested  or reinvested,  all income,  earnings,  profits,  and  proceeds  thereof  from whatever  source  derived,  including,  without  limitation,  any  proceeds derived from the sale,  exchange or  liquidation  of such  assets,  and any funds  or  payments  derived  from any  reinvestment  of such  proceeds  in whatever  form the same may be, shall  irrevocably  be held with respect to that Series for all purposes,  subject only to the rights of creditors with respect to that Series,  and shall be so recorded upon the books of account of the Trust. Such consideration,  assets,  income,  earnings,  profits and
     proceeds  thereof,  from  whatever  source  derived,   including,   without
     limitation,  any proceeds derived from the sale, exchange or liquidation of such assets,  and any funds or payments  derived from any  reinvestment  of such proceeds,  in whatever form the same may be, are herein referred to as
     "assets held with respect to" that Series.  In the event that there are any assets, income,  earnings,  profits and proceeds thereof, funds or payments which are not  readily  identifiable  as assets  held with  respect  to any particular Series (collectively  "General Assets"),  the Board of Trustees, or an  appropriate  officer as determined  by the Board of Trustees,  shall allocate  such General  Assets to,  between or among any one or more of the
     Series in such  manner and on such basis as the Board of  Trustees,  in its sole  discretion,  deems  fair  and  equitable,  and any  General  Asset so allocated to a particular Series shall be held with respect to that Series.
     Each such  allocation  by or under the  direction  of the Board of Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

(b)  Liabilities  Held with Respect to a Particular  Series or Class. The assets of the Trust held with respect to a particular Series shall be charged with the liabilities,  debts, obligations, costs, charges, reserves and expenses of the Trust incurred, contracted for or otherwise existing with respect to such Series. Such liabilities, debts, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to a  particular  Series  are herein  referred  to as  "liabilities  held with respect  to" that  Series.  Any  liabilities,  debts,  obligations,  costs, charges,  reserves  and  expenses  of  the  Trust  which  are  not  readily identifiable  as being  liabilities  held with  respect  to any  particular
     Series (collectively "General Liabilities") shall be allocated by the Board of  Trustees,  or an  appropriate  officer  as  determined  by the Board of
     Trustees,  to and among any one or more of the Series in such manner and on such basis as the Board of Trustees in its sole  discretion  deems fair and equitable.  Each  allocation of  liabilities,  debts,  obligations,  costs, charges,  reserves and  expenses by or under the  direction of the Board of
     Trustees  shall be  conclusive  and binding  upon the  Shareholders  of all
     Series for all purposes. All Persons who have extended credit that has been allocated to a particular  Series, or who have a claim or contract that has been  allocated to any  particular  Series,  shall look  exclusively to the assets of that  particular  Series for payment of such  credit,  claim,  or contract.  In the absence of an express  contractual  agreement so limiting the  claims of such  creditors,  claimants  and  contract  providers,  each creditor,  claimant and contract  provider shall be deemed  nevertheless to have impliedly agreed to such limitation.

     Subject to the right of the Board of Trustees in its discretion to allocate
General Liabilities as provided herein, the debts, liabilities,  obligations and expenses  incurred,  contracted  for or  otherwise  existing  with  respect to a particular  Series,  whether such Series is now authorized and existing pursuant to the Original  Declaration of Trust,  or is hereafter  authorized and existing pursuant to this Declaration of Trust,  shall be enforceable  against the assets held with respect to that Series  only,  and not against the assets of any other
Series or the Trust  generally and none of the debts,  liabilities,  obligations and expenses incurred,  contracted for or otherwise existing with respect to the
Trust  generally or any other Series  thereof shall be  enforceable  against the assets  held  with  respect  to  such  Series.  Notice  of  this  limitation  on liabilities  between and among Series has been set forth in the  Certificate  of
Trust  filed in the Office of the  Secretary  of State of the State of  Delaware
pursuant to the DSTA, and having given such notice in the  Certificate of Trust, the statutory  provisions of Section 3804 of the DSTA relating to limitations on liabilities  between and among Series (and the  statutory  effect under  Section
3804 of setting forth such notice in the Certificate of Trust) are applicable to the Trust and each Series.

     Liabilities,  debts,  obligations,  costs,  charges,  reserves and expenses related to the distribution of, and other identified expenses that should or may properly be allocated to, the Shares of a particular Class may be charged to and borne solely by such Class. The bearing of expenses solely by a particular Class of Shares may be appropriately reflected (in a manner determined by the Board of
Trustees) and may affect the net asset value  attributable to, and the dividend,
redemption  and   liquidation   rights  of,  such  Class.   Each  allocation  of
liabilities,  debts,  obligations,  costs, charges,  reserves and expenses by or under the  direction of the Board of Trustees  shall be  conclusive  and binding upon the  Shareholders  of all  Classes for all  purposes.  All Persons who have extended  credit that has been  allocated to a particular  Class,  or who have a claim or contract that has been allocated to any particular  Class,  shall look, and may be required by contract to look,  exclusively to that  particular  Class for payment of such credit, claim, or contract.

(c)  Dividends,   Distributions  and  Redemptions.   Notwithstanding  any  other
     provisions of this  Declaration of Trust,  including,  without  limitation,
     Article  VI  hereof,  no  dividend  or  distribution   including,   without
     limitation,  any distribution  paid upon dissolution of the Trust or of any
     Series with respect to, nor any  redemption of, the Shares of any Series or
     Class of such  Series  shall be  effected  by the Trust other than from the assets  held with  respect  to such  Series,  nor,  except as  specifically provided in Section 7 of this Article  III,  shall any  Shareholder  of any particular Series otherwise have any right or claim against the assets held with respect to any other Series or the Trust generally except, in the case of a right or claim  against  the  assets  held with  respect  to any other
     Series,  to the  extent  that  such  Shareholder  has such a right or claim hereunder  as a  Shareholder  of such other  Series.  The Board of Trustees shall have full discretion,  to the extent not  inconsistent  with the 1940
     Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

(d)  Voting.  All Shares of the Trust entitled to vote on a matter shall vote in the aggregate  without  differentiation  between the Shares of the separate
     Series, if any, or separate Classes, if any; provided that (i) with respect to any matter that affects  only the  interests of some but not all Series, then only the Shares of such affected Series,  voting separately,  shall be entitled  to vote on the  matter,  (ii) with  respect  to any  matter  that affects  only the  interests  of some but not all  Classes,  then  only the
     Shares of such affected Classes,  voting  separately,  shall be entitled to vote on the matter; and (iii)  notwithstanding the foregoing,  with respect to any  matter  as to  which  the  1940  Act  or  other  applicable  law or regulation  requires voting,  by Series or by Class, then the Shares of the
     Trust shall vote as prescribed in such law or regulation.

(e)  Equality.  Each Share of any particular Series shall be equal to each other
     Share of such Series (subject to the rights and preferences with respect to separate Classes of such Series).

(f)  Fractions.  A fractional Share of a Series shall carry  proportionately all the rights  and  obligations  of a whole  Share of such  Series,  including rights with  respect to voting,  receipt of  dividends  and  distributions, redemption of Shares and dissolution of the Trust or that Series.

(g)  Exchange  Privilege.  The Board of  Trustees  shall have the  authority  to provide  that the  holders of Shares of any Series  shall have the right to exchange  said Shares for Shares of one or more other Series in  accordance with such requirements and procedures as may be established by the Board of
     Trustees, and in accordance with the 1940 Act.

(h)  Combination of Series or Classes.

     (i)  The Board of Trustees shall have the authority,  without the approval, vote or consent of the  Shareholders of any Series,  unless  otherwise required by applicable law, to combine the assets and liabilities held with  respect to any two or more Series  into  assets and  liabilities held with respect to a single Series; provided that upon completion of such combination of Series,  the interest of each Shareholder,  in the combined  assets and  liabilities  held with  respect to the  combined
          Series  shall  equal  the  interest  of each such  Shareholder  in the aggregate  of the  assets  and  liabilities  held with  respect to the
          Series that were combined.

     (ii) The Board of Trustees shall have the authority,  without the approval, vote or consent  of the  Shareholders  of any Series or Class,  unless otherwise  required by applicable law, to combine,  merge or otherwise consolidate  the  Shares of two or more  Classes of Shares of a Series with and/or into a single  Class of Shares of such  Series,  with such designation,  preference,  conversion or other rights,  voting powers, restrictions,  limitations as to dividends,  qualifications, terms and conditions of redemption and other characteristics as the Trustees may determine;  provided, however, that the Trustees shall provide written notice to the affected Shareholders of any such transaction.

     (iii) The  transactions  in (i) and  (ii)  above  may be  effected  through share-for-share  exchanges,  transfers or sales of assets, Shareholder in-kind  redemptions  and  purchases,  exchange  offers,  or any other method approved by the Trustees.

(i)  Dissolution or Termination.  Any particular  Series shall be dissolved upon the  occurrence of the applicable  dissolution  events set forth in Article
     VIII,  Section 1 hereof.  Upon  dissolution  of a  particular  Series,  the
     Trustees  shall  wind up the  affairs  of such  Series in  accordance  with
     Article VIII,  Section 1 hereof and thereafter,  rescind the  establishment and  designation  thereof.  The  Board  of  Trustees  shall  terminate  any particular Class and rescind the establishment and designation thereof: (i)
     upon approval by a majority of votes cast at a meeting of the  Shareholders of such Class, provided a quorum of Shareholders of such Class are present, or by action of the Shareholders of such Class by written consent without a meeting  pursuant to Article V, Section 3; or (ii) at the discretion of the
     Board of Trustees either (A) at any time there are no Shares outstanding of such Class,  or (B) upon prior written notice to the  Shareholders  of such
     Class; provided, however, that upon the rescission of the establishment and designation  of any  particular  Series,  every Class of such Series  shall thereby be terminated and its establishment and designation rescinded. Each resolution of the Board of Trustees  pursuant to this Section 6(i) shall be incorporated herein by reference upon adoption.

     Section 7. Indemnification of Shareholders. No shareholder as such shall be subject to any personal  liability  whatsoever to any Person in connection  with
Trust  Property  or the  acts,  obligations  or  affairs  of the  Trust.  If any
Shareholder or former  Shareholder  shall be exposed to liability,  charged with liability,  or held personally  liable,  for any obligations or liability of the
Trust, by reason of a claim or demand  relating  exclusively to his or her being or having  been a  Shareholder  of the Trust or a  Shareholder  of a  particular
Series thereof, and not because of such Shareholder's actions or omissions, such
Shareholder or former  Shareholder (or, in the case of a natural person,  his or her heirs, executors,  administrators, or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor)
shall be entitled to be held harmless from and  indemnified out of the assets of the  Trust or out of the  assets  of such  Series  thereof,  as the case may be, against all loss and expense,  including  without  limitation,  attorneys' fees, arising from such claim or demand;  provided,  however, such indemnity shall not cover (i) any taxes due or paid by reason of such Shareholder's ownership of any
Shares  and (ii)  expenses  charged to a  Shareholder  pursuant  to Article  IV,
Section 5 hereof.

                                   ARTICLE IV

                              THE BOARD OF TRUSTEES

     Section 1. Number, Election, Term, Removal and Resignation.

(a)  In  accordance  with Section 3801 of the DSTA,  each Trustee shall become a
     Trustee and be bound by this Declaration of Trust and the By-Laws when such
     Person signs this  Declaration of Trust as a trustee and/or is duly elected or appointed,  qualified and serving on the Board of Trustees in accordance with the  provisions  hereof and the By-Laws,  so long as such signatory or other Person continues in office in accordance with the terms hereof.

(b)  The number of Trustees  constituting  the entire  Board of Trustees  may be fixed  from  time to time by the vote of a  majority  of the then  Board of
     Trustees;  provided, however, that the number of Trustees shall in no event be less than one (1) nor more than  fifteen  (15).  The number of  Trustees shall not be  reduced  so as to  shorten  the term of any  Trustee  then in office.

(c)  Each Trustee  shall hold office for the lifetime of the Trust or until such
     Trustee's  earlier  death,  resignation,  removal,  retirement or inability otherwise to serve,  or, if sooner than any of such events,  until the next meeting of  Shareholders  called for the  purpose of  electing  Trustees or consent of Shareholders  in lieu thereof for the election of Trustees,  and until the election and qualification of his or her successor.

(d)  Any  Trustee  may be  removed,  with or  without  cause,  by the  Board  of
     Trustees,  by action of a majority of the  Trustees  then in office,  or by vote of the Shareholders at any meeting called for that purpose.

(e)  Any  Trustee  may  resign  at any  time by  giving  written  notice  to the secretary  of the Trust or to a  meeting  of the  Board of  Trustees.  Such resignation  shall  be  effective  upon  receipt,  unless  specified  to be effective at some later time.

     Section 2.  Trustee  Action by Written  Consent  Without a Meeting.  To the
extent not inconsistent with the provisions of the 1940 Act, any action that may be taken at any meeting of the Board of Trustees or any committee thereof may be taken  without  a meeting  and  without  prior  written  notice if a consent  or consents in writing  setting forth the action so taken is signed by the Trustees having not less than the  minimum  number of votes that  would be  necessary  to authorize or take that action at a meeting at which all Trustees on the Board of
Trustees or any committee  thereof,  as the case may be, were present and voted.
Written consents of the Trustees may be executed in one or more counterparts.  A consent  transmitted by electronic  transmission  (as defined in Section 3806 of the DSTA) by a Trustee  shall be deemed to be written and signed for purposes of this Section.  All such consents  shall be filed with the secretary of the Trust and shall be maintained in the Trust's records.

     Section 3. Powers; Other Business Interests; Quorum and Required Vote.

(a)  Powers.  Subject  to the  provisions  of this  Declaration  of  Trust,  the business of the Trust  (including every Series thereof) shall be managed by or under the direction of the Board of Trustees, and such Board of Trustees
     shall  have  all  powers   necessary  or   convenient  to  carry  out  that
     responsibility.  The Board of Trustees  shall have full power and authority to do any and all acts and to make and  execute any and all  contracts  and instruments  that it may consider  necessary or  appropriate  in connection with the operation and  administration of the Trust (including every Series thereof). The Board of Trustees shall not be bound or limited by present or
     future  laws  or  customs  with  regard  to   investments  by  trustees  or
     fiduciaries,  but,  subject to the other  provisions of this Declaration of
     Trust and the By-Laws,  shall have full  authority  and absolute  power and control  over the assets and the  business  of the Trust  (including  every
     Series thereof) to the same extent as if the Board of Trustees was the sole owner  of such  assets  and  business  in its  own  right,  including  such authority,  power and  control to do all acts and things as it, in its sole discretion,  shall deem proper to  accomplish  the  purposes of this Trust.
     Without  limiting the foregoing,  the Board of Trustees may, subject to the requisite  vote for such actions as set forth in this  Declaration of Trust and the By-Laws:  (1) adopt By-Laws not inconsistent with applicable law or this  Declaration  of Trust;  (2) amend,  restate and repeal such  By-Laws, subject to and in accordance with the provisions of such By-Laws;  (3) fill vacancies on the Board of Trustees in accordance  with this  Declaration of
     Trust and the By-Laws;  (4) elect and remove such  officers and appoint and terminate such agents as it considers appropriate,  in accordance with this
     Declaration  of Trust and the By-Laws;  (5)  establish and terminate one or more committees of the Board of Trustees pursuant to the By-Laws; (6) place
     Trust  Property in custody as required by the 1940 Act,  employ one or more custodians of the Trust  Property and authorize  such  custodians to employ sub-custodians  and to place all or any part of such Trust  Property with a custodian or a custodial  system meeting the  requirements of the 1940 Act;
     (7) retain a transfer  agent,  dividend  disbursing  agent,  a  shareholder servicing agent or administrative  services agent, or any number thereof or any other  service  provider  as deemed  appropriate;  (8)  provide for the issuance and distribution of shares of beneficial  interest in the Trust or other securities or financial  instruments  directly or through one or more
     Principal  Underwriters  or  otherwise;  (9) retain one or more  Investment
     Adviser(s);  (10)  re-acquire  and redeem Shares on behalf of the Trust and transfer  Shares  pursuant to applicable law; (11) set record dates for the determination  of  Shareholders  with  respect to various  matters,  in the manner provided in Article V, Section 4 of this Declaration of Trust;  (12)
     declare and pay dividends and  distributions to Shareholders from the Trust
     Property,  in accordance  with this  Declaration  of Trust and the By-Laws;
     (13) establish,  designate and redesignate from time to time, in accordance with the provisions of Article III,  Section 6 hereof,  any Series or Class of the Trust or of a Series;  (14) hire personnel as staff for the Board of
     Trustees  or,  for those  Trustees  who are not  Interested  Persons of the
     Trust,  the  Investment  Adviser,  or the  Principal  Underwriter,  set the
     compensation to be paid by the Trust to such personnel,  exercise exclusive supervision of such personnel, and remove one or more of such personnel, at the discretion of the Board of Trustees; (15) retain special counsel, other experts and/or  consultants  for the Board of Trustees,  for those Trustees who are not Interested Persons of the Trust, the Investment Adviser, or the
     Principal  Underwriter,  and/or  for one or more of the  committees  of the
     Board of  Trustees,  set the  compensation  to be paid by the Trust to such special counsel,  other experts and/or consultants,  and remove one or more
     of  such  special  counsel,  other  experts  and/or  consultants,   at  the
     discretion of the Board of Trustees; (16) engage in and prosecute,  defend, compromise,  abandon, or adjust, by arbitration, or otherwise, any actions, suits,  proceedings,  disputes,  claims, and demands relating to the Trust, and out of the assets of the Trust to pay or to satisfy  any debts,  claims
     or  expenses   incurred  in  connection   therewith,   including  those  of
     litigation,  and such power shall include, without limitation, the power of the Trustees,  or any  appropriate  committee  thereof,  in the exercise of their or its good faith  business  judgment,  to dismiss any action,  suit, proceeding,  dispute, claim or demand, derivative or otherwise,  brought by any person,  including a shareholder  in its own name or in the name of the
     Trust,  whether  or not  the  Trust  or any of the  Trustees  may be  named individually therein or the subject matter arises by reason of business for or on behalf of the Trust;  and (17) in general  delegate such authority as it  considers  desirable  to any  Trustee or  officer of the Trust,  to any committee  of the Trust,  to any agent or  employee  of the Trust or to any custodian,  transfer,  dividend  disbursing,  shareholder  servicing agent,
     Principal Underwriter, Investment Adviser, or other service provider.

     The  powers of the Board of  Trustees  set forth in this  Section  3(a) are without prejudice to any other powers of the Board of Trustees set forth in this
Declaration  of Trust and the By-Laws.  Any  determination  as to what is in the best interests of the Trust or any Series or Class thereof and its  Shareholders made by the Board of Trustees in good faith shall be  conclusive.  In construing the provisions of this Declaration of Trust,  the presumption  shall be in favor of a grant of power to the Board of Trustees.

(b)  Other Business  Interests.  The Trustees shall devote to the affairs of the
     Trust  (including  every Series  thereof) such time as may be necessary for the proper performance of their duties hereunder,  but neither the Trustees nor the  officers,  directors,  shareholders,  partners or employees of the
     Trustees,  if any,  shall be  expected  to  devote  their  full time to the performance of such duties.  The Trustees,  or any Affiliate,  shareholder, officer,  director,  partner or employee  thereof,  or any Person  owning a legal or beneficial interest therein, may engage in, or possess an interest in, any business or venture other than the Trust or any Series thereof,  of any nature and  description,  independently  or with or for the  account of others. None of the Trust, any Series thereof or any Shareholder shall have the right to  participate or share in such other business or venture or any profit or compensation derived therefrom.

(c)  Quorum and  Required  Vote.  At all  meetings of the Board of  Trustees,  a majority of the Board of Trustees then in office shall be present in person in order to constitute a quorum for the transaction of business.  A meeting at which a quorum is initially  present may  continue to transact  business notwithstanding  the departure of Trustees from the meeting,  if any action taken is approved by at least a majority  of the  required  quorum for that meeting. Subject to Article III, Sections 1 and 6 of the By-Laws and except as otherwise provided herein or required by applicable law, the vote of not less than a majority of the Trustees present at a meeting at which a quorum is present shall be the act of the Board of Trustees.

     Section 4. Payment of Expenses by the Trust.  Subject to the  provisions of
Article III, Section 6 hereof,  an authorized  officer of the Trust shall pay or cause to be paid out of the  principal or income of the Trust or any  particular
Series or Class  thereof,  or partly out of the  principal and partly out of the income of the Trust or any  particular  Series or Class  thereof,  and charge or allocate the same to, between or among such one or more of the Series or Classes that may be established or designated pursuant to Article III, Section 6 hereof, as such officer deems fair, all expenses,  fees, charges,  taxes and liabilities incurred by or arising in connection  with the  maintenance  or operation of the
Trust  or a  particular  Series  or Class  thereof,  or in  connection  with the management thereof,  including,  but not limited to, the Trustees'  compensation and such expenses,  fees,  charges,  taxes and  liabilities  associated with the services of the Trust's officers,  employees,  Investment Adviser(s),  Principal
Underwriter,  auditors,  counsel,  custodian,  sub-custodian,   transfer  agent,
dividend disbursing agent, shareholder servicing agent, and such other agents or independent  contractors  and such  other  expenses,  fees,  charges,  taxes and liabilities as the Board of Trustees may deem necessary or proper to incur.

     Section 5.  Ownership  of Trust  Property.  Legal title to all of the Trust
Property  shall at all times be vested in the  Trust,  except  that the Board of
Trustees  shall have the power to cause legal title to any Trust  Property to be held by or in the name of any Person as  nominee,  on such terms as the Board of
Trustees may determine, in accordance with applicable law.

     Section 6. Service Contracts.

(a)  Subject to this  Declaration  of Trust,  the By-Laws and the 1940 Act,  the
     Board of  Trustees  may,  at any time and from time to time,  contract  for exclusive or  nonexclusive  investment  advisory or  investment  management services  for the Trust or for any  Series  thereof  with any  corporation, trust, association or other organization,  including any Affiliate; and any such  contract  may contain  such other terms as the Board of Trustees  may determine,  including  without  limitation,  delegation of authority to the
     Investment   Adviser  to  determine   from  time  to  time  without   prior
     consultation   with  the  Board  of  Trustees  what  securities  and  other instruments  or property shall be purchased or otherwise  acquired,  owned, held, invested or reinvested in, sold, exchanged,  transferred,  mortgaged, pledged, assigned,  negotiated, or otherwise dealt with or disposed of, and what portion, if any, of the Trust Property shall be held uninvested and to make  changes in the Trust's or a  particular  Series'  investments,  or to engage in such other activities,  including administrative services, as may specifically be delegated to such party.

(b)  The Board of Trustees may also, at any time and from time to time, contract with any Person,  including  any  Affiliate,  appointing  it or them as the
     exclusive  or  nonexclusive  placement  agent,   distributor  or  Principal
     Underwriter  for the Shares of  beneficial  interest of the Trust or one or more of the Series or Classes thereof, or for other securities or financial instruments  to be issued by the Trust,  or appointing it or them to act as the administrator, fund accountant or accounting agent, custodian, transfer agent, dividend disbursing agent and/or shareholder servicing agent for the
     Trust or one or more of the Series or Classes thereof.

(c)  The Board of  Trustees is further  empowered,  at any time and from time to time, to contract with any Persons,  including any  Affiliates,  to provide such other services to the Trust or one or more of its Series, as the Board of  Trustees  determines  to be in the best  interests  of the Trust,  such
     Series and its Shareholders.

(d)  The Trustees, on behalf of the Trust or any Series or Class, may enter into one or more contracts for processing Creation Units.

(e)  None of the following facts or  circumstances  shall affect the validity of any of the  contracts  provided  for in  this  Article  IV,  Section  6, or disqualify any Shareholder,  Trustee, employee or officer of the Trust from
     voting  upon  or   executing   the  same,   or  create  any   liability  or
     accountability  to the  Trust,  any  Series  thereof  or the  Shareholders, provided that the establishment of and performance of each such contract is permissible  under the 1940 Act, and  provided  further that such Person is authorized to vote upon such contract under the 1940 Act:

     (i)  the fact that any of the Shareholders, Trustees, employees or officers of the Trust is a shareholder,  director,  officer,  partner, trustee, employee,  manager,  Adviser,  placement agent, Principal Underwriter, distributor,  or Affiliate  or agent of or for any Person,  or for any parent or  Affiliate  of any  Person,  with  which any type of service contract  provided for in this Article IV,  Section 6 may have been or may  hereafter  be made,  or that any such  Person,  or any  parent or
          Affiliate  thereof,  is a Shareholder or has an interest in the Trust,
          or

     (ii) the fact  that any  Person  with  which any type of  service  contract provided  for in this  Article  IV,  Section  6 may  have  been or may hereafter  be made also has such a service  contract  with one or more other Persons, or has other business or interests.

(f)  Every  contract  referred  to in this  Section 6 is required to comply with this Declaration of Trust, the By-Laws,  the 1940 Act, other applicable law and any stipulation by resolution of the Board of Trustees.

                                   ARTICLE V

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

     Section 1. Voting Powers. Subject to the provisions of Article III, Section
6 hereof, the Shareholders shall have the power to vote only (i) on such matters required  by this  Declaration  of  Trust,  the  By-Laws,  the 1940  Act,  other applicable  law and any  registration  statement  of the  Trust  filed  with the
Commission,  the  registration  of which is  effective;  and (ii) on such  other matters as the Board of Trustees may consider necessary or desirable. Subject to
Article III hereof, the Shareholder of record (as of the record date established pursuant to Section 4 of this  Article V) of each Share shall be entitled to one vote for each full  Share,  and a  fractional  vote for each  fractional  Share.
Shareholders  shall not be  entitled  to  cumulative  voting in the  election of
Trustees or on any other matter.

     Section 2. Quorum and Required Vote.

(a)  Forty  percent  (40%)  of the  outstanding  Shares  entitled  to  vote at a
     Shareholders' meeting, which are present in person or represented by proxy, shall  constitute  a quorum at the  Shareholders'  meeting,  except  when a larger  quorum is  required  by this  Declaration  of Trust,  the  By-Laws, applicable  law or the  requirements  of any  securities  exchange on which
     Shares are listed for trading,  in which case such quorum shall comply with such requirements. When a separate vote by one or more Series or Classes is required, forty percent (40%) of the outstanding Shares of each such Series or Class  entitled  to vote at a  Shareholders'  meeting of such  Series or
     Class,  which  are  present  in  person  or  represented  by  proxy,  shall constitute a quorum at the  Shareholders'  meeting of such Series or Class, except when a larger quorum is required by this  Declaration of Trust,  the
     By-Laws,  applicable law or the requirements of any securities  exchange on which Shares of such Series or Class are listed for trading,  in which case such quorum shall comply with such requirements.

(b)  Subject to the  provisions of Article III,  Section 6(d),  when a quorum is present  at any  meeting,  a majority  of the votes  cast shall  decide any questions and a plurality shall elect a Trustee,  except when a larger vote is required by any provision of this Declaration of Trust or the By-Laws or by applicable law.  Pursuant to Article III,  Section 6(d) hereof,  where a separate  vote by Series  and, if  applicable,  by Class is  required,  the preceding  sentence  shall  apply  to such  separate  votes by  Series  and
     Classes.

(c)  Abstentions  and broker  non-votes  will be  treated as votes  present at a
     Shareholders' meeting; abstentions and broker non-votes will not be treated as votes cast at such meeting. Abstentions and broker non-votes,  therefore
     (i) will be  included  for  purposes  of  determining  whether  a quorum is present; and (ii) will have no effect on proposals that require a plurality for approval,  or on proposals  requiring an affirmative vote of a majority of votes cast for approval.

     Section 3.  Shareholder  Action by Written Consent  Without a Meeting.  Any
action which may be taken at any meeting of Shareholders  may be taken without a meeting if a consent or consents in writing setting forth the action so taken is or are signed by the  holders of a majority  of the Shares  entitled  to vote on such action (or such different  proportion  thereof as shall be required by law, the  Declaration  of Trust or the By-Laws for approval of such action) and is or are  received  by the  secretary  of the  Trust  either:  (i) by the date set by resolution of the Board of Trustees for the shareholder vote on such action;  or
(ii) if no date is set by  resolution  of the  Board,  within 30 days  after the record date for such action as  determined  by  reference  to Article V, Section
4(b) hereof.  The written  consent for any such action may be executed in one or more counterparts,  each of which shall be deemed an original,  and all of which when taken together  shall  constitute  one and the same  instrument.  A consent transmitted by electronic transmission (as defined in the DSTA) by a Shareholder or by a Person or Persons authorized to act for a Shareholder shall be deemed to be written and signed for purposes of this Section.  All such consents  shall be filed with the  secretary  of the Trust and shall be  maintained  in the Trust's records.  Any Shareholder that has given a written consent or the  Shareholder's proxyholder or a personal  representative  of the  Shareholder or its respective proxyholder may revoke the consent by a writing received by the secretary of the
Trust either: (i) before the date set by resolution of the Board of Trustees for the shareholder vote on such action;  or (ii) if no date is set by resolution of the Board, within 30 days after the record date for such action as determined by reference to Article V, Section 4(b) hereof.

     Section 4. Record Dates.

(a)  For purposes of determining the Shareholders  entitled to notice of, and to vote at,  any  meeting of  Shareholders,  the Board of  Trustees  may fix a record  date,  which  record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Trustees,  and which  record date shall not be more than one hundred and twenty (120) days nor less  than ten  (10)  days  before  the  date of any  such  meeting.  A determination of Shareholders of record entitled to notice of or to vote at a meeting of  Shareholders  shall apply to any  adjournment of the meeting;
     provided, however, that the Board of Trustees may fix a new record date for the adjourned  meeting and shall fix a new record date for any meeting that is  adjourned  for more  than  sixty  (60)  days  from the date set for the original meeting. For purposes of determining the Shareholders  entitled to vote on any  action  without a  meeting,  the Board of  Trustees  may fix a record  date,  which  record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Trustees,  and which  record  date shall not be more than  thirty (30) days after the date upon which the resolution fixing the record date is adopted by the Board of
     Trustees.

(b)  If the Board of Trustees does not so fix a record date:

     (i)  the record date for  determining  Shareholders  entitled to notice of, and to vote at, a  meeting  of  Shareholders  shall be at the close of business on the day next  preceding  the day on which  notice is given or, if  notice is  waived,  at the close of  business  on the day next preceding the day on which the meeting is held.

     (ii) the record date for determining  Shareholders  entitled to vote on any action by consent in writing  without a meeting of  Shareholders,  (1)
          when no prior action by the Board of Trustees has been taken, shall be the day on which the first signed  written  consent  setting forth the action taken is  delivered  to the Trust,  or (2) when prior action of the  Board of  Trustees  has  been  taken,  shall  be at the  close of business  on the  day on  which  the  Board  of  Trustees  adopts  the resolution taking such prior action.

(c)  For the purpose of determining the  Shareholders of the Trust or any Series or Class thereof who are entitled to receive  payment of any dividend or of any  other  distribution  of  assets  of the  Trust or any  Series or Class thereof  (other than in  connection  with a  dissolution  of the Trust or a
     Series, a merger, consolidation,  conversion,  reorganization, or any other transactions,  in  each  case  that  is  governed  by  Article  VIII of the
     Declaration of Trust), the Board of Trustees may:

     (i)  from  time to time fix a record  date,  which  record  date  shall not precede the date upon which the  resolution  fixing the record date is adopted,  and which record date shall not be more than sixty (60) days before the date for the  payment of such  dividend  and/or  such other distribution;

     (ii) adopt  standing  resolutions  fixing record dates and related  payment dates at periodic  intervals  of any  duration for the payment of such dividend and/or such other distribution; and/or

     (iii) delegate  to an  appropriate  officer  or  officers  of the Trust the determination  of such  periodic  record  and/or  payments  dates with respect to such dividend and/or such other distribution.

Nothing in this Section shall be construed as  precluding  the Board of Trustees from setting different record dates for different Series or Classes.

     Section  5.  Additional   Provisions.   The  By-Laws  may  include  further
provisions for Shareholders' votes, meetings and related matters.

                                   ARTICLE VI

                         NET ASSET VALUE; DISTRIBUTIONS;
                             REDEMPTIONS; TRANSFERS

     Section 1. Determination of Net Asset Value, Net Income and Distributions.

(a)  Subject to Article III, Section 6 hereof,  the Board of Trustees shall have the power to determine from time to time the offering price for authorized, but unissued,  Shares of beneficial  interest of the Trust or any Series or
     Class thereof,  respectively,  that shall yield to the Trust or such Series or Class not less than the net asset  value  thereof,  in  addition  to any amount of applicable  sales charge to be paid to the Principal  Underwriter or the selling broker or dealer in connection with the sale of such Shares, at  which  price  the  Shares  of  the  Trust  or  such  Series  or  Class, respectively,  shall be offered for sale, subject to any other requirements or limitations of the 1940 Act.

(b)  Subject  to  Article  III,  Section 6 hereof,  the Board of  Trustees  may, subject to the 1940 Act, prescribe and shall set forth in the By-Laws, this
     Declaration of Trust or in a resolution of the Board of Trustees such bases and time for  determining the net asset value per Share of the Trust or any
     Series or Class thereof,  or net income  attributable  to the Shares of the
     Trust or any Series or Class  thereof  or the  declaration  and  payment of dividends  and  distributions  on the  Shares of the Trust or any Series or
     Class thereof,  as it may deem  necessary or desirable,  and such dividends and  distributions  may vary  between  the  Classes  to  reflect  differing allocations  of the  expenses  of the Trust  between  such  Classes to such extent and for such purposes as the Trustees may deem appropriate.

(c)  The  Shareholders  of the Trust or any  Series or Class,  if any,  shall be entitled to receive dividends and  distributions,  when, if and as declared by the Board of Trustees with respect  thereto,  provided that with respect to Classes,  such  dividends and  distributions  shall comply with the 1940
     Act. The right of Shareholders to receive dividends or other  distributions on Shares of any Class may be set forth in a plan  adopted  by the Board of
     Trustees and amended  from time to time  pursuant to the 1940 Act. No Share shall have any  priority  or  preference  over any other Share of the Trust with respect to dividends or  distributions  paid in the ordinary course of business or  distributions  upon  dissolution of the Trust made pursuant to
     Article VIII, Section 1 hereof; provided however, that

     (i)  if the Shares of the Trust are divided into Series  thereof,  no Share of a particular  Series shall have any priority or preference over any
          other  Share  of  the  same  Series  with   respect  to  dividends  or
          distributions paid in the ordinary course of business or distributions upon  dissolution  of the Trust or of such  Series  made  pursuant  to
          Article VIII, Section 1 hereof;

     (ii) if the Shares of the Trust are divided into Classes thereof,  no Share of a particular  Class shall have any priority or preference  over any
          other  Share  of  the  same  Class  with   respect  to   dividends  or
          distributions paid in the ordinary course of business or distributions upon dissolution of the Trust made pursuant to Article VIII, Section 1 hereof; and

     (iii) if the Shares of a Series are divided into Classes thereof,  no Share of a  particular  Class of such  Series  shall  have any  priority  or preference  over any other Share of the same Class of such Series with respect to dividends or  distributions  paid in the ordinary course of business  or  distributions  upon  dissolution  of  such  Series  made pursuant to Article VIII, Section 1 hereof.

All dividends and distributions  shall be made ratably among all Shareholders of the Trust, a particular Class of the Trust, a particular Series, or a particular
Class of a Series from the Trust  Property held with respect to the Trust,  such
Series or such  Class,  respectively,  according  to the number of Shares of the
Trust,  such  Series or such  Class held of record by such  Shareholders  on the record date for any dividend or distribution; provided however, that

     (iv) if the  Shares of the Trust  are  divided  into  Series  thereof,  all
          dividends  and   distributions   from  the  Trust   Property  and,  if
          applicable,  held with respect to such Series, shall be distributed to each Series thereof according to the net asset value computed for such
          Series and within such particular Series, shall be distributed ratably to the  Shareholders of such Series  according to the number of Shares of such Series held of record by such  Shareholders on the record date for any dividend or distribution; and

     (v)  if the Shares of the Trust or of a Series  are  divided  into  Classes thereof,  all dividends and distributions from the Trust Property and, if applicable, held with respect to the Trust or such Series, shall be distributed  to each Class  thereof  according  to the net asset value computed  for such Class and within such  particular  Class,  shall be distributed ratably to the Shareholders of such Class according to the number of Shares of such Class held of record by such  Shareholders on the record date for any dividend or distribution.

Dividends and distributions may be paid in cash, in kind or in Shares.

(d)  Before  payment of any dividend  there may be set aside out of any funds of the Trust, or the applicable  Series thereof,  available for dividends such sum or sums as the Board of Trustees may from time to time, in its absolute discretion,  think proper as a reserve fund to meet  contingencies,  or for equalizing  dividends,  or for repairing or maintaining any property of the
     Trust, or any Series thereof, or for such other lawful purpose as the Board of Trustees  shall deem to be in the best  interests  of the Trust,  or the applicable  Series,  as the case may be,  and the  Board  of  Trustees  may abolish any such reserve in the manner in which the reserve was created.

     Section 2.  Redemptions  at the Option of a Shareholder.  Unless  otherwise provided  in the  prospectus  of the  Trust  relating  to the  Shares,  as  such prospectus may be amended from time to time:

(a)  The Trust shall purchase such Shares as are offered by any  Shareholder for redemption  upon  the  presentation  of a  proper  instrument  of  transfer together with a request directed to the Trust or a Person designated by the
     Trust that the Trust  purchase such Shares  and/or in accordance  with such other  procedures  for redemption as the Board of Trustees may from time to time  authorize.  If  certificates  have been issued to a Shareholder,  any request for redemption by such Shareholder must be accompanied by surrender of any outstanding  certificate or certificates for such Shares in form for transfer, together with such proof of the authenticity of signatures as may reasonably  be  required  on such Shares and  accompanied  by proper  stock transfer stamps,  if applicable.  The Shares of any Series, if the Trustees so determine,  shall be redeemable only in such Creation Unit  aggregations and on such days as the  Trustees  determine or as  determined  pursuant to procedures  or methods the Trustees  prescribe or approve from time to time with respect to such Series.  Each holder of a Creation Unit, on request to the Trust in accordance  with procedures the Trustees  establish,  shall be entitled to require the Trust to redeem all or any number of such  holder's
     Shares standing in the holder's name on the Trust's books (but only in full
     Creation  Units in the case of any  Series  as to which the  Trustees  have determined  that its  Shares  shall  be  redeemable  only in full  Creation
     Units),  at a redemption  price per share equal to an amount  determined by the Trustees in accordance with applicable laws.

(b)  The Trust shall pay for such Shares the net asset value thereof  (excluding any  applicable  redemption  fee or sales load),  in  accordance  with this
     Declaration of Trust,  the By-Laws,  the 1940 Act and other applicable law.
     Payments for Shares so redeemed by the Trust shall be made in cash,  except payment for such Shares  may,  at the option of the Board of  Trustees,  or such  officer  or  officers  as it  may  duly  authorize  in  its  complete discretion,  be made in kind or partially in cash and partially in kind. In case of any  payment  in kind,  the Board of  Trustees,  or its  authorized officers,  shall have absolute discretion as to what security or securities of the Trust or the applicable  Series shall be distributed in kind and the amount of the same;  and the  securities  shall be valued for  purposes  of distribution  at the value at which they were  appraised in  computing  the then current net asset value of the Shares,  provided that any  Shareholder who cannot legally acquire  securities so distributed in kind shall receive cash to the extent permitted by the 1940 Act.  Shareholders  shall bear the expenses of in-kind transactions,  including,  but not limited to, transfer agency fees, custodian fees and costs of disposition of such securities.

(c)  Payment  by the Trust for such  redemption  of Shares  shall be made by the
     Trust to the  Shareholder  within  seven  days  after the date on which the redemption  request is received in proper form and/or such other procedures authorized by the Board of Trustees are complied with;  provided,  however, that  if  payment  shall  be made  other  than  exclusively  in  cash,  any securities  to be delivered  as part of such payment  shall be delivered as promptly as any necessary  transfers of such securities on the books of the several  corporations whose securities are to be delivered  practicably can be made, which may not necessarily  occur within such seven-day  period. In no case shall the Trust be liable for any delay of any corporation or other
     Person in transferring  securities  selected for delivery as all or part of any payment in kind.

(d)  The obligations of the Trust set forth in this Section 2 are subject to the provision that such  obligations may be suspended or postponed by the Board of  Trustees  (1)  during  any  time  the  New  York  Stock  Exchange  (the
     "Exchange") is closed for other than weekends or holidays; (2) if permitted by the rules of the Commission, during periods when trading on the Exchange is restricted; or (3) during any National Financial Emergency. The Board of
     Trustees may, in its discretion,  declare that the suspension relating to a
     National  Financial  Emergency shall terminate,  as the case may be, on the first  business day on which the Exchange shall have reopened or the period specified  above  shall have  expired  (as to which,  in the  absence of an official  ruling  by the  Commission,  the  determination  of the  Board of
     Trustees shall be conclusive).

(e)  The right of any Shareholder of the Trust or any Series or Class thereof to receive  dividends or other  distributions on Shares redeemed and all other rights of such Shareholder  with respect to the Shares so redeemed,  except the right of such  Shareholder  to receive  payment for such Shares,  shall cease at the time the purchase  price of such Shares shall have been fixed, as provided above.

     Section 3.  Redemptions  at the  Option of the Trust.  At the option of the
Board of  Trustees  the Trust may,  from time to time,  without  the vote of the
Shareholders,  but  subject  to the 1940 Act,  redeem  Shares or  authorize  the closing  of any  Shareholder  account,  subject  to  such  conditions  as may be established from time to time by the Board of Trustees.

     Section 4. Transfer of Shares.  Shares shall be  transferable in accordance with the provisions of the By-Laws.

                                  ARTICLE VII

                             LIMITATION OF LIABILITY
                          AND INDEMNIFICATION OF AGENT

     Section 1. Limitation of Liability.

(a)  For the purpose of this  Article,  "Agent" means any Person who is or was a
     Trustee, officer, employee or other agent of the Trust or is or was serving at the request of the Trust as a trustee,  director,  officer,  employee or other agent of another foreign or domestic corporation,  partnership, joint venture,  trust or other  enterprise;  "Proceeding"  means any  threatened, pending  or  completed  action  or  proceeding,  whether  civil,  criminal, administrative or investigative;  and "Expenses" include without limitation attorneys' fees and any expenses of establishing a right to indemnification under this Article.

(b)  An Agent shall be liable to the Trust and to any Shareholder for any act or omission that constitutes a bad faith violation of the implied  contractual covenant  of good faith and fair  dealing,  for such  Agent's  own  willful misfeasance,  bad faith,  gross  negligence  or reckless  disregard  of the duties  involved  in the conduct of such Agent  (such  conduct  referred to herein as "Disqualifying Conduct"), and for nothing else.

(c)  Subject to subsection  (b) of this Section 1 and to the fullest extent that limitations  on the  liability  of Agents are  permitted  by the DSTA,  the
     Agents  shall  not be  responsible  or  liable  in any event for any act or omission  of any other  Agent of the  Trust or any  Investment  Adviser  or
     Principal Underwriter of the Trust.

(d)  No  Agent,  when  acting  in its  respective  capacity  as  such,  shall be personally  liable to any Person,  other than the Trust or a Shareholder to the extent  provided in subsections  (b) and (c) of this Section 1, for any act, omission or obligation of the Trust or any Trustee thereof.

(e)  Each Trustee,  officer and employee of the Trust shall,  in the performance of his or her duties, be fully and completely  justified and protected with regard to any act or any  failure to act  resulting  from  reliance in good faith  upon the books of account  or other  records  of the Trust,  upon an opinion  of  counsel,  or  upon  reports  made to the  Trust  by any of its
     officers  or  employees  or  by  the  Investment  Adviser,   the  Principal
     Underwriter, any other Agent, selected dealers, accountants,  appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust,  regardless  of whether such counsel or expert may also be a Trustee.  The  officers  and  Trustees  may obtain the advice  of  counsel  or other  experts  with  respect  to the  meaning  and operation of this  Declaration  of Trust,  the By-Laws,  applicable law and their respective duties as officers or Trustees. No such officer or Trustee shall be liable for any act or omission  in  accordance  with such  advice, records and/or reports and no inference  concerning  liability  shall arise from a failure to follow such advice,  records and/or reports. The officers and  Trustees  shall not be  required to give any bond  hereunder,  nor any surety if a bond is required by applicable law.

(f)  The failure to make timely collection of dividends or interest,  or to take timely  action with  respect to  entitlements,  on the  Trust's  securities issued in emerging countries, shall not be deemed to be negligence or other fault on the part of any Agent,  and no Agent shall have any  liability for such failure or for any loss or damage resulting from the imposition by any
     government  of  exchange  control   restrictions  which  might  affect  the
     liquidity  of the Trust's  assets or from any war or  political  act of any foreign  government to which such assets might be exposed,  except,  in the case of a Trustee or officer,  for liability  resulting from such Trustee's or officer's Disqualifying Conduct.

(g)  The  limitation  on liability  contained in this Article  applies to events occurring  at the time a Person  serves  as an  Agent  whether  or not such
     Person  is an Agent at the time of any  Proceeding  in which  liability  is asserted.

(h)  No amendment or repeal of this Article shall adversely  affect any right or protection of an Agent that exists at the time of such amendment or repeal.

     Section 2. Indemnification.

(a)  Indemnification by Trust. The Trust shall indemnify, out of Trust Property, to the fullest extent permitted under applicable law, any Person who was or is a party or is threatened to be made a party to any  Proceeding by reason of the fact  that  such  Person  is or was an Agent of the  Trust,  against
     Expenses,  judgments,  fines,  settlements  and other amounts  actually and reasonably incurred in connection with such Proceeding if such Person acted in good faith or in the case of a criminal  proceeding,  had no  reasonable cause to believe the conduct of such Person was unlawful.  The  termination of any  Proceeding by judgment,  order,  settlement,  conviction or plea of nolo contendere or its equivalent  shall not of itself create a presumption that the Person did not act in good faith or that the Person had reasonable cause to believe that the Person's conduct was unlawful.

(b)  Exclusion of Indemnification. Notwithstanding any provision to the contrary contained  herein,  there  shall  be no right  to  indemnification  for any liability  arising  by  reason of the  Agent's  Disqualifying  Conduct.  In respect of any claim,  issue or matter as to which that  Person  shall have been adjudged to be liable in the  performance of that Person's duty to the
     Trust or the Shareholders, indemnification shall be made only to the extent that the court in which  that  action was  brought  shall  determine,  upon application  or  otherwise,  that in view of all the  circumstances  of the case,  that Person was not liable by reason of that Person's  Disqualifying
     Conduct.

(c)  Required Approval.  Any indemnification under this Article shall be made by the  Trust if  authorized  in the  specific  case on a  determination  that indemnification  of the Agent is proper in the circumstances by (i) a final decision on the merits by a court or other body before whom the  proceeding was  brought  that the  Agent was not  liable  by  reason of  Disqualifying
     Conduct (including,  but not limited to, dismissal of either a court action or an  administrative  proceeding  against the Agent for  insufficiency  of evidence of any  Disqualifying  Conduct)  or, (ii) in the absence of such a decision,  a  reasonable  determination,  based upon a review of the facts, that the Agent was not liable by reason of  Disqualifying  Conduct,  by (1)
     the  vote  of a  majority  of a  quorum  of the  Trustees  who  are not (x)
     "interested  persons"  of the Trust as defined in Section  2(a)(19)  of the
     1940 Act,  (y)  parties  to the  proceeding,  or (z)  parties  who have any economic  or other  interest in  connection  with such  specific  case (the
     "disinterested,  non-party Trustees");  or (2) by independent legal counsel in a written opinion.

(d)  Advancement  of Expenses.  Expenses  incurred by an Agent in defending  any
     Proceeding may be advanced by the Trust before the final disposition of the
     Proceeding  on  receipt of an  undertaking  by or on behalf of the Agent to repay the amount of the advance if it shall be determined  ultimately  that the Agent is not entitled to be  indemnified as authorized in this Article;
     provided, that at least one of the following conditions for the advancement of  expenses  is met:  (i) the  Agent  shall  provide  a  security  for his undertaking,  (ii) the Trust  shall be insured  against  losses  arising by reason  of any  lawful  advances,  or (iii) a  majority  of a quorum of the disinterested,  non-party  Trustees of the Trust,  or an independent  legal counsel in a written opinion, shall determine, based on a review of readily available  facts (as opposed to a full trial-type  inquiry),  that there is reason to  believe  that the Agent  ultimately  will be found  entitled  to indemnification.

(e)  Other  Contractual  Rights.  Nothing contained in this Article shall affect any right to  indemnification  to which  Persons  other than  Trustees  and officers of the Trust or any subsidiary thereof may be entitled by contract or otherwise.

(f)  Fiduciaries  of Employee  Benefit Plan.  This Article does not apply to any
     Proceeding against any trustee, investment manager or other fiduciary of an employee  benefit plan in that Person's  capacity as such, even though that
     Person  may also be an Agent of the Trust as  defined  in Section 1 of this
     Article.  Nothing  contained  in this  Article  shall  limit  any  right to indemnification  to which  such a  trustee,  investment  manager,  or other fiduciary  may  be  entitled  by  contract  or  otherwise  which  shall  be enforceable  to the  extent  permitted  by  applicable  law other than this
     Article.

     Section 3.  Insurance.  To the fullest extent  permitted by applicable law, the Board of Trustees shall have the authority to purchase with Trust  Property, insurance  for  liability  and for all Expenses  reasonably  incurred or paid or expected to be paid by an Agent in connection  with any Proceeding in which such
Agent becomes involved by virtue of such Agent's  actions,  or omissions to act, in its  capacity  or former  capacity  with the Trust,  whether or not the Trust would have the power to indemnify such Agent against such liability.

     Section 4. Derivative  Actions.  Subject to the  requirements  set forth in
Section 3816 of the DSTA, a Shareholder or  Shareholders  may bring a derivative action on behalf of the Trust only if the Shareholder or Shareholders first make a pre-suit  demand upon the Board of Trustees to bring the subject action unless an effort to cause the Board of  Trustees  to bring such  action is  excused.  A demand on the Board of Trustees shall only be excused if a majority of the Board of Trustees,  or a majority of any committee  established to consider the merits of such  action,  has a material  personal  financial  interest in the action at issue.  A Trustee  shall not be deemed  to have a  material  personal  financial interest in an action or otherwise be disqualified  from ruling on a Shareholder demand by virtue of the fact that such Trustee receives remuneration from his or her  service  on the Board of  Trustees  of the Trust or on the boards of one or more investment  companies with the same or an affiliated  investment adviser or underwriter.

                                  ARTICLE VIII

                              CERTAIN TRANSACTIONS

     Section 1. Dissolution of Trust or Series.  The Trust and each Series shall have perpetual  existence,  except that the Trust (or a particular Series) shall be dissolved:

(a)  With  respect  to the Trust,  (i) upon the vote of the  holders of not less than a majority of the Shares of the Trust cast, or (ii) at the  discretion of the  Board of  Trustees  either  (A) at any  time  there  are no  Shares outstanding  of  the  Trust,  or  (B)  upon  prior  written  notice  to the
     Shareholders of the Trust; or

(b)  With  respect to a particular  Series,  (i) upon the vote of the holders of not less than a majority of the Shares of such Series cast,  or (ii) at the discretion  of the Board of  Trustees  either  (A) at any time there are no
     Shares  outstanding of such Series, or (B) upon prior written notice to the
     Shareholders of such Series; or

(c)  With respect to the Trust (or a particular Series),  upon the occurrence of a dissolution or termination  event pursuant to any other provision of this
     Declaration of Trust (including Article VIII, Section 2) or the DSTA; or

(d)  With respect to any Series,  upon any event that causes the  dissolution of the Trust.

     Upon dissolution of the Trust (or a particular Series, as the case may be), the Board of Trustees shall (in accordance with Section 3808 of the DSTA) pay or make reasonable  provision to pay all claims and obligations of the Trust and/or each  Series  (or the  particular  Series,  as the case may be),  including  all contingent,  conditional or unmatured claims and obligations known to the Trust, and all claims and obligations  which are known to the Trust,  but for which the identity of the claimant is unknown.  If there are  sufficient  assets held with respect to the Trust and/or each Series of the Trust (or the particular  Series, as the case may be), such claims and  obligations  shall be paid in full and any such  provisions  for payment shall be made in full.  If there are  insufficient assets  held with  respect to the Trust  and/or each Series of the Trust (or the particular  Series,  as the case may be), such claims and  obligations  shall be paid or  provided  for  according  to  their  priority  and,  among  claims  and obligations  of equal  priority,  ratably  to the  extent  of  assets  available therefor. Any remaining assets (including,  without limitation, cash, securities or any combination thereof) held with respect to the Trust and/or each Series of the Trust (or the particular Series, as the case may be) shall be distributed to the Shareholders of the Trust and/or each Series of the Trust (or the particular
Series,  as the case may be)  ratably  according  to the number of Shares of the
Trust and/or such Series thereof (or the particular  Series, as the case may be)
held of  record by the  several  Shareholders  on the date for such  dissolution distribution; provided, however, that if the Shares of the Trust or a Series are
divided  into  Classes  thereof,   any  remaining  assets  (including,   without
limitation,  cash,  securities or any combination  thereof) held with respect to the Trust or such Series,  as applicable,  shall be distributed to each Class of the Trust or such  Series  according  to the net asset value  computed  for such
Class and within such  particular  Class,  shall be  distributed  ratably to the
Shareholders  of such Class according to the number of Shares of such Class held of  record  by  the  several  Shareholders  on the  date  for  such  dissolution distribution.  Upon the winding up of the Trust in accordance  with Section 3808 of the DSTA and its termination, any one (1) Trustee shall execute, and cause to be filed,  a certificate  of  cancellation,  with the office of the Secretary of
State of the State of Delaware in accordance with the provisions of Section 3810 of the DSTA.

     Section 2. Merger or Consolidation; Conversion; Reorganization.

(a)  Merger  or   Consolidation.   Pursuant  to  an   agreement   of  merger  or
     consolidation,  the  Board  of  Trustees,  by  vote  of a  majority  of the
     Trustees,  may cause the Trust to merge or consolidate  with or into one or more statutory  trusts or "other business  entities" (as defined in Section
     3801 of the DSTA)  formed or  organized  or existing  under the laws of the
     State of Delaware  or any other  state of the United  States or any foreign country or other  foreign  jurisdiction.  Any such merger or  consolidation shall not require the vote of the Shareholders unless such vote is required by the 1940 Act; provided however, that the Board of Trustees shall provide at least thirty (30) days' prior written notice to the Shareholders of such merger or  consolidation.  By reference to Section 3815(f) of the DSTA, any agreement  of merger or  consolidation  approved  in  accordance  with this
     Section 2(a) may, without a Shareholder  vote,  unless required by the 1940
     Act, the requirements of any securities exchange on which Shares are listed for  trading or any other  provision  of this  Declaration  of Trust or the
     By-Laws,  effect any amendment to this  Declaration of Trust or the By-Laws or effect the adoption of a new  governing  instrument  if the Trust is the surviving  or  resulting  statutory  trust in the merger or  consolidation, which  amendment  or new  governing  instrument  shall be  effective at the effective time or date of the merger or consolidation.  In all respects not
     governed  by  the  DSTA,  the  1940  Act,  other   applicable  law  or  the
     requirements  of any  securities  exchange  on which  Shares are listed for trading, the Board of Trustees shall have the power to prescribe additional
     procedures   necessary   or   appropriate   to   accomplish   a  merger  or
     consolidation, including the power to create one or more separate statutory trusts  to which all or any part of the  assets,  liabilities,  profits  or losses of the Trust may be transferred and to provide for the conversion of
     Shares  into  beneficial  interests  in such  separate  statutory  trust or trusts. Upon completion of the merger or consolidation, if the Trust is the surviving or resulting  statutory trust, any one (1) Trustee shall execute, and  cause to be  filed,  a  certificate  of  merger  or  consolidation  in accordance with Section 3815 of the DSTA.

(b)  Conversion.  The Board of Trustees,  by vote of a majority of the Trustees, may cause (i) the  Trust to  convert  to an  "other  business  entity"  (as defined in Section 3801 of the DSTA) formed or organized  under the laws of the State of Delaware as  permitted  pursuant to Section  3821 of the DSTA;
     (ii) the Shares of the Trust or any Series to be converted into  beneficial interests in another  statutory trust (or series thereof)  created pursuant to this Section 2 of this Article VIII, or (iii) the Shares to be exchanged under or pursuant to any state or federal  statute to the extent  permitted by law. Any such statutory  conversion,  Share conversion or Share exchange shall not require the vote of the Shareholders unless such vote is required by the 1940 Act; provided however, that the Board of Trustees shall provide at least thirty (30) days' prior written notice to the  Shareholders of the
     Trust of any  conversion  of Shares of the Trust  pursuant  to  Subsections
     (b)(i) or  (b)(ii)  of this  Section 2 or  exchange  of Shares of the Trust pursuant to Subsection (b)(iii) of this Section 2, and at least thirty (30)
     days' prior written notice to the  Shareholders  of a particular  Series of any conversion of Shares of such Series  pursuant to Subsection  (b)(ii) of this Section 2 or exchange of Shares of such Series  pursuant to Subsection
     (b)(iii) of this Section 2. In all  respects not governed by the DSTA,  the
     1940  Act,  other  applicable  law or the  requirements  of any  securities exchange  on which  Shares are listed for  trading,  the Board of  Trustees shall  have the  power to  prescribe  additional  procedures  necessary  or appropriate to accomplish a statutory conversion, Share conversion or Share exchange,  including  the power to create  one or more  separate  statutory trusts  to which all or any part of the  assets,  liabilities,  profits  or losses of the Trust may be transferred and to provide for the conversion of
     Shares of the Trust or any Series thereof into beneficial interests in such separate statutory trust or trusts (or series thereof).

(c)  Reorganization.  The  Board  of  Trustees,  by  vote of a  majority  of the
     Trustees,  may  cause  the  Trust  to  sell,  convey  and  transfer  all or substantially  all of the assets of the Trust  ("sale of Trust  assets") or all or  substantially  all of the  assets  associated  with any one or more
     Series ("sale of such Series' assets"), to another trust,  statutory trust, partnership, limited partnership, limited liability company, corporation or other association  organized under the laws of any state, or to one or more separate  series thereof,  or to the Trust to be held as assets  associated with one or more other Series of the Trust, in exchange for cash, shares or other securities (including,  without limitation, in the case of a transfer to another  Series of the Trust,  Shares of such  other  Series)  with such sale, conveyance and transfer either (a) being made subject to, or with the assumption by the transferee of, the liabilities  associated with the Trust or the  liabilities  associated  with the Series the assets of which are so transferred,  as applicable,  or (b) not being made subject to, or not with the assumption of, such liabilities. Any such sale, conveyance and transfer shall not require the vote of the Shareholders unless such vote is required by the 1940 Act; provided however, that the Board of Trustees shall provide at least thirty (30) days' prior written notice to the  Shareholders of the
     Trust of any such sale of Trust assets, and at least thirty (30) days prior written notice to the  Shareholders  of a particular  Series of any sale of such Series'  assets.  Following  such sale of Trust  assets,  the Board of
     Trustees shall  distribute such cash,  shares or other  securities  ratably among the  Shareholders  of the Trust  (giving due effect to the assets and liabilities  associated  with and any other  differences  among the various
     Series the assets  associated  with which have been so sold,  conveyed  and transferred,  and due effect to the  differences  among the various Classes within each such  Series).  Following a sale of such  Series'  assets,  the
     Board of Trustees shall  distribute such cash,  shares or other  securities ratably  among the  Shareholders  of such Series  (giving due effect to the differences  among the various Classes within each such Series).  If all of the assets of the Trust have been so sold,  conveyed and  transferred,  the
     Trust shall be dissolved; and if all of the assets of a Series have been so sold,  conveyed and transferred,  such Series and the Classes thereof shall be  dissolved.  In all respects  not governed by the DSTA,  the 1940 Act or other  applicable  law,  the  Board of  Trustees  shall  have the  power to prescribe additional procedures necessary or appropriate to accomplish such sale,  conveyance  and transfer,  including the power to create one or more separate  statutory  trusts  to  which  all or  any  part  of  the  assets, liabilities,  profits  or losses of the  Trust  may be  transferred  and to provide for the  conversion  of Shares into  beneficial  interests  in such separate statutory trust or trusts.

     Section 3. Master Feeder Structure. If permitted by the 1940 Act, the Board of Trustees,  by vote of a majority of the  Trustees,  and without a Shareholder vote,  may  cause the Trust or any one or more  Series  to  convert  to a master feeder  structure  (a structure in which a feeder fund invests all of its assets in a master fund,  rather than making  investments  in securities  directly) and thereby cause existing  Series of the Trust to either become feeders in a master fund, or to become master funds in which other funds are feeders.

     Section 4. Absence of Appraisal or Dissenters' Rights. No Shareholder shall be  entitled,  as a matter of right,  to relief as a dissenting  Shareholder  in respect of any proposal or action involving the Trust or any Series or any Class thereof.

                                   ARTICLE IX

                                   AMENDMENTS

     Section 1. Amendments Generally.  This Declaration of Trust may be restated
and/or amended at any time by an instrument in writing signed by not less than a majority  of  the  Board  of  Trustees  and,  to the  extent  required  by  this
Declaration  of  Trust,  the  1940  Act or the  requirements  of any  securities exchange on which Shares are listed for trading,  by approval of such  amendment by the Shareholders in accordance with Article III, Section 6 hereof and Article
V hereof.  Any such  restatement  and/or  amendment  hereto  shall be  effective immediately upon execution and approval or upon such future date and time as may be stated therein.  The Certificate of Trust shall be restated and/or amended at any time by the Board of Trustees,  without Shareholder approval, to correct any inaccuracy  contained  therein.  Any such  restatement  and/or  amendment of the
Certificate  of Trust shall be executed by at least one (1) Trustee and shall be effective  immediately upon its filing with the office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

                                   ARTICLE X

                                                             MISCELLANEOUS

     Section 1. References; Headings; Counterparts. In this Declaration of Trust and in any  restatement  hereof  and/or  amendment  hereto,  references  to this instrument,  and all  expressions  of similar  effect to  "herein,"  "hereof and
"hereunder,"  shall be deemed to refer to this  instrument as so restated and/or amended.  Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning,  construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural;  and the neuter,  masculine and feminine genders shall include each other, as applicable. Any references herein to specific sections of the DSTA,  the Code or the 1940 Act shall refer to such sections as amended from time to time or any successor sections thereof.  This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

     Section 2. Applicable  Law. This  Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of the
State of Delaware and the  applicable  provisions  of the 1940 Act and the Code.
The Trust shall be a Delaware  statutory trust pursuant to the DSTA, and without limiting  the  provisions  hereof,  the Trust may  exercise all powers which are ordinarily exercised by such a statutory trust.

     Section 3. Provisions in Conflict with Law or Regulations.

(a)  The provisions of this Declaration of Trust are severable, and if the Board of Trustees shall determine,  with the advice of counsel,  that any of such provisions  is in conflict  with the 1940 Act, the Code,  the DSTA, or with other applicable laws and regulations,  the conflicting  provision shall be deemed not to have constituted a part of this Declaration of Trust from the
     time  when  such  provisions   became   inconsistent   with  such  laws  or
     regulations;  provided,  however,  that such determination shall not affect any of the  remaining  provisions  of this  Declaration  of Trust or render
     invalid  or   improper   any  action   taken  or  omitted   prior  to  such
     determination.

(b)  If any  provision  of this  Declaration  of Trust shall be held  invalid or unenforceable  in any  jurisdiction,  such  invalidity or  unenforceability shall attach only to such provision in such  jurisdiction  and shall not in any manner  affect such  provision in any other  jurisdiction  or any other provision of this Declaration of Trust in any jurisdiction.

     Section 4.  Statutory  Trust Only.  It is the  intention of the Trustees to create hereby a statutory  trust pursuant to the DSTA, and thereby to create the relationship  of trustee and  beneficial  owners  within the meaning of the DSTA between,  respectively,  the  Trustees  and  each  Shareholder.  It is  not  the intention  of the Trustees to create a general or limited  partnership,  limited liability company, joint stock association,  corporation,  bailment, or any form of legal relationship other than a statutory trust pursuant to the DSTA. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by  themselves  or with the  Trustees,  partners  or  members  of a joint  stock association.

     IN WITNESS WHEREOF,  the Trustees named below do hereby make and enter into this Agreement and Declaration of Trust as of the date first written above. This instrument may be signed in one or more counterparts.

/s/ Vincent DiStefano
Vincent DiStefano, Trustee

/s/ Lawrence A. Goldberg
Lawrence A. Goldberg, Trustee

/s/ Vincent T. Lowry
Vincent T. Lowry, Trustee

/s/ James C. McAuliffe
James C. McAuliffe, Trustee

/s/ Christian W. Myers, III
Christian W. Myers, III, Trustee

/s/ Jack Kolodziej
Jack Kolodziej, Trustee